UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 19, 2018 (September 13, 2018)

KLX Energy Services Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-38609	36-4904146
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Corporate Center Way, Wellington, Florida (Address of principal executive offices)	33414-2105 (Zip Code)

Registrant’s telephone number, including area code: (561) 383-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Spin-Off and Distribution

On September 14, 2018, KLX Inc. (“KLX”) completed the previously announced spin-off of KLX Energy Services Holdings, Inc. (“KLX Energy Services” or the “Company”) by means of the transfer of KLX’s energy services business to KLX Energy Services and the subsequent distribution to KLX stockholders of record as of September 3, 2018 of all of the outstanding shares of common stock of KLX Energy Services (the “Spin-Off”).  In connection with the Spin-Off, each KLX stockholder of record as of September 3, 2018 received 0.4 shares of common stock of KLX Energy Services for each share of KLX common stock held by such stockholder.  The Spin-Off was consummated on September 14, 2018 and KLX Energy Services common stock commenced trading on the Nasdaq Global Select Market on September 17, 2018 under the ticker symbol KLXE.

In connection with the Spin-Off, and as disclosed in the Company’s Form 10, the Company previously entered into certain agreements with KLX which will govern the relationship between the Company and KLX in the period following the Spin-Off, including a Distribution Agreement, an Employee Matters Agreement, a Transition Services Agreement and an IP Matters Agreement.  A description of these agreements is included under “Certain Relationships and Related Party Transactions—Agreements with KLX Related to the Spin-off” in the Form 10 and is incorporated by reference herein.  These descriptions are qualified in their entirety by reference to the agreements, which are filed as exhibits to this Form 8-K and are incorporated by reference herein.

Credit Agreement and Guaranty

In connection with the Spin-Off, and as disclosed in the Company’s Form 10, the Company previously entered into a $100 million asset-backed revolving credit facility with the several lenders party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent and Collateral Agent (the “Credit Facility”).  With the consummation of the Spin-Off, the Credit Facility became available for borrowing on September 14, 2018.  A description of the Credit Facility is included under “Description of Material Financing Arrangements” in the Form 10 and is incorporated by reference.  This description is qualified in its entirety by reference to the Credit Facility, which is filed as an exhibit to this Form 8-K.

On September 14, 2018, the Company’s two subsidiaries, KLX Energy Services LLC and KLX RE Holdings LLC, executed guarantees of the Credit Facility pursuant to which they agreed to guarantee, jointly and severally, the obligations of the Company under the Credit Facility.  The agreements evidencing these guarantees have been filed as exhibits to this Form 8-K.

Employment Arrangements

In connection with the Spin-Off, on September 14, 2018, the Company entered into compensatory arrangements with its executive officers.  The information included in Item 5.02 under “Compensatory Arrangements with Executive Officers” is incorporated by reference into this Item 1.01.

Registration Rights Agreements

On September 14, 2018, KLX Energy Services entered into separate registration rights agreements with each of Amin J. Khoury and Thomas P. McCaffrey (the “Holders”) pursuant to which, and subject to the limitations contained therein, the Holders received certain demand and piggyback registration rights with respect to their shares of common stock of the Company (the “Registration Rights Agreements”).  The Registration Rights Agreements also provide that KLX Energy Services will pay certain expenses relating to such registrations and indemnify the Holders against certain liabilities which may arise under the Securities Act of 1933, as amended.

The foregoing description of the material terms and conditions of the Registration Rights Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreements, which are filed as exhibits to this Form 8-K.

Item 2.02 Results of Operations and Financial Condition

On September 17, 2018, KLXE issued a press release announcing the consummation of the Spin-Off. A copy of this press release has been filed as an exhibit hereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As previously disclosed, on August 10, 2018, the Company entered into the Credit Facility.  On September 14, 2018, the Company’s two subsidiaries, KLX Energy Services LLC and KLX RE Holdings LLC, executed   guarantees of the Credit Facility pursuant to which they agreed to guarantee, jointly and severally, the obligations of the Company under the Credit Facility.  The agreements evidencing these guarantees have been filed as an exhibit to this Form 8-K.

Item 3.03 Material Modification to Rights of Security Holders

The information set forth under Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.01 Changes in Control of Registrant

The Spin-Off described in the Form 10 was consummated on September 14, 2018.  In connection with the Spin-Off, KLX distributed to its stockholders all of the approximately 20.1 million then-outstanding shares of the Company’s common stock.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

Pursuant to the terms of the Distribution Agreement, the following directors were elected to the board of directors of the Company (the “Board”) as of September 14, 2018: Amin J. Khoury, John T. Collins, Peter V. Del Presto, Richard G. Hamermesh, Benjamin A. Hardesty, Stephen M. Ward, Jr., Theodore L. Weise and John T. Whates, Esq.  Messrs. Hamermesh, Weise and Whates were designated Class I directors; Messrs. Hardesty and Ward were designated Class II directors; and Messrs. Collins, Del Presto and Khoury were designated Class III directors.  Class I directors serve for an initial term expiring at the Company’s first annual meeting of stockholders following the effectiveness of the Company’s Amended and Restated Certificate of Incorporation (as defined below).  Class II directors serve for an initial term expiring at the Company’s second annual meeting of stockholders following the effectiveness of the Company’s Amended and Restated Certificate of Incorporation.  Class III directors serve for an initial term expiring at the Company’s third annual meeting of stockholders following the effectiveness of the Company’s Amended and Restated Certificate of Incorporation.

Board Committees

On September 13, 2018, the Board established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee and appointed the following directors to serve as members of the committees as of September 14, 2018:

Audit Committee

•                  Peter V. Del Presto (Chairman)

•                  Benjamin A. Hardesty

•                  Theodore L. Weise

•                  John T. Whates, Esq.

Compensation Committee

•                  John T. Collins (Chairman)

•                  Richard G. Hamermesh

•                  Stephen M. Ward, Jr.

Nominating and Corporate Governance Committee

•                  Richard G. Hamermesh (Chairman)

•                  John T. Collins

•                  Peter V. Del Presto

•                  Benjamin A. Hardesty

•                  Stephen M. Ward, Jr.

•                  Theodore L. Weise

•                  John T. Whates, Esq.

Executive Officers

On September 13, 2018, the following individuals were appointed by the Board as executive officers of the Company:

•                  Amin J. Khoury, Chairman of the Board, Chief Executive Officer and President

•                  Thomas P. McCaffrey, Senior Vice President and Chief Financial Officer

•                  Gary J. Roberts, Vice President and General Manager

Biographical information with respect to the Company’s executive officers is included under “Management — Our Executive Officers” in the information statement included as Exhibit 99.1 to the Company’s registration statement on Form 10, filed with the Securities and Exchange Commission (the “Commission”) on August 24, 2018 (the “Form 10”), which is incorporated by reference herein.  Certain information regarding related party leases involving Mr. Roberts is included under “Certain Relationships and Related Party Transactions—Related Party Leases” in the Form 10, which is incorporated by reference herein.  Certain information regarding registration rights agreements between the Company and Messrs. Khoury and McCaffrey is included under “Item 1.01” above in this Form 8-K.

Compensatory Arrangements with Executive Officers

On September 14, 2018, the Company entered into employment letter agreements with each of Amin J. Khoury and Thomas P. McCaffrey and a consulting agreement with Amin J. Khoury. A description of the material terms and conditions of these agreements is included under “Executive Compensation—Compensation Going Forward” in the Form 10 and is incorporated by reference herein.  In addition, each of these agreements has been filed as an exhibit to this Form 8-K, and the descriptions of such agreements are subject to the actual terms and conditions of the agreements.

On September 14, 2018, the Company entered into an amended and restated employment agreement with Gary J. Roberts.  The agreement has an initial term through February 25, 2019, with automatic extensions by one year on each anniversary thereof, unless either party gives at least 30 days’ written notice prior to the applicable anniversary of February 25, 2019, of their intent to not renew the agreement.  Mr. Roberts’ employment agreement provides that Mr. Roberts will receive a specified base salary, currently $323,138 per year, which may be increased in the discretion of the compensation committee of the Board (the “Compensation Committee”).  Mr. Roberts will have an annual target bonus of up to 75% of his base salary.  During his employment, he will also be eligible to receive equity grants in the discretion of the Compensation Committee, including as described below.  While employed by the Company, Mr. Roberts is eligible to participate in all benefit plans generally available to the Company’s executives.

Mr. Roberts is also party to a proprietary rights agreement, pursuant to which he is subject to a perpetual confidentiality covenant.  He is also subject to a non-competition covenant and a non-solicitation covenant during the term of his employment agreement and for three years thereafter.

In addition to the compensation and benefits described above, Mr. Roberts will be entitled to receive the following benefits and payments upon the occurrence of the following specified events.  Upon Mr. Roberts’ death, incapacity, termination of employment by us without “Cause,” following his resignation of his employment for “Good Reason,” or upon his automatic termination of employment in connection with a “Change of Control” (each as defined in the employment agreement), Mr. Roberts will be entitled to a lump-sum amount equal to the sum of (i) a prorated portion of 75% of Mr. Roberts’ then current salary, with the prorated amount to be determined based on the number of days that Mr. Roberts was employed by the Company in the year during which the termination date occurs, (ii) Mr. Roberts’ salary for the remainder of the employment term, (iii) the maximum annual contribution under the Company’s deferred compensation plan of 7.5% of Mr. Roberts’ total base salary and annual cash bonus (with such maximum amount to be determined in accordance with the terms of the deferred compensation plan) that would have been made during the remainder of the employment period and (iv) two times Mr. Roberts’ target bonus.  If Mr. Roberts’ employment terminates for any other reason, he will not be entitled to severance payments.

The description of the material terms of Mr. Roberts’ amended and restated employment agreement is qualified in its entirety by reference to the full text of the agreement, which is filed as an exhibit to this Form 8-K and is incorporated herein by reference.

In addition, on September 13, 2018 and effective as of September 14, 2018, the Board approved the grant of restricted stock to Messrs. Khoury, McCaffrey and Roberts in amounts equal to 5%, 3% and 1%, respectively, of the amount of the Company’s common stock outstanding upon the consummation of the Spin-Off on a fully diluted basis (after giving effect to such grants).  In connection with the Spin-Off, the Compensation Committee of the Board of Directors of KLX (the “KLX Compensation Committee”) and Messrs. Khoury and McCaffrey agreed, and the KLX Compensation Committee recommended to the Board of Directors of KLX, who approved, that Messrs. Khoury and McCaffrey would forego cash remuneration for the first four years following the Spin-Off. The purpose of this structure was to directly align these executive officers’ interests with those of stockholders of the Company, to facilitate maximum availability of cash on hand to support the day-to-day operations of the Company’s business and to strengthen its ability to pursue its growth and acquisition strategy. In light of such executive officers’ agreement to forego cash remuneration, in order to align their interests with the interests of stockholders of the Company and also appropriately incentivize them, the KLX Compensation Committee agreed and recommended and the Board of Directors of KLX approved, and the Board of the Company approved, providing Messrs. Khoury and McCaffrey with the grant of restricted stock discussed above.  A description of the material terms and conditions of the restricted stock grants is included under “Executive Compensation—Compensation Going Forward” in the Form 10 and is incorporated by reference herein.

Mr. Khoury is currently serving as Chairman and Chief Executive Officer of KLX, Mr. McCaffrey is currently serving as President and Chief Operating Officer of KLX and each of the Company’s directors is currently serving as a director of KLX.  It is expected that these director and officer positions at KLX will continue until the consummation of the pending acquisition of KLX by The Boeing Company, which is expected to be consummated in the fourth calendar quarter of 2018.  The Company entered into certain agreements with KLX on July 13, 2018 which will govern the relationship between the Company and KLX in the period following the Spin-Off, including a Distribution Agreement, an Employee Matters Agreement, a Transition Services Agreement and an IP Matters Agreement.  A description of these agreements is included under “Certain Relationships and Related Party Transactions—Agreements with KLX Related to the Spin-off” in the Form 10 and is incorporated by reference herein.  These descriptions are qualified in their entirety by reference to the agreements, which are filed as exhibits to this Form 8-K and are incorporated by reference herein.

Adoption of Compensation Plans

In connection with the consummation of the Spin-Off, as of September 13, 2018, the Company adopted the KLX Energy Services Holdings, Inc. Long-Term Incentive Plan, the KLX Energy Services Holdings, Inc. 2018 Deferred Compensation Plan, the KLX Energy Services Holdings, Inc. Non-Employee Directors Stock and Deferred Compensation Plan, the KLX Energy Services Holdings, Inc. Employee Stock Purchase Plan, the Medical Care Reimbursement Plan for Executives of KLX Energy Services Holdings, Inc. and the KLX Energy Services Holdings, Inc. Executive Retiree Medical and Dental Plan.  A description of the material terms and conditions of these plans is included below.  These descriptions are qualified in their entirety by reference to the actual terms and conditions of the plans, which have been filed as exhibits to this Form 8-K and are incorporated by reference herein.

KLX Energy Services Holdings, Inc. Long-Term Incentive Plan

On September 13, 2018, the Board adopted, and the sole stockholder of the Company approved, the KLX Energy Services Holdings, Inc. Long-Term Incentive Plan (the “KLX Energy Services LTIP”).  Awards under the KLX Energy Services LTIP may be granted to officers, employees, directors, consultants, advisors and independent contractors of KLX Energy Services or any of its subsidiaries or joint ventures, partnerships or business organizations in which the Company or any of its subsidiaries have an equity interest.

The maximum aggregate number of shares of common stock of the Company that may be issued under the KLX Energy Services LTIP is 3,225,000 shares.  The KLX Energy Services LTIP authorizes grants of stock options, stock appreciation rights, restricted stock, restricted stock units, performance stock and other forms of equity-based or equity-related awards that the Compensation Committee determines to be consistent with the purposes of the KLX Energy Services LTIP and the Company’s best interests.

A detailed summary of the principal provisions of the KLX Energy Services LTIP is included in the section entitled “Executive Compensation—Description of the Long-Term Incentive Plan” in the Form 10 and is incorporated by reference herein.  Such description is qualified by reference to the full text of the KLX Energy Services LTIP, which has been filed as an exhibit to this Form 8-K and is incorporated herein by reference.

KLX Energy Services Holdings, Inc. 2018 Deferred Compensation Plan

On September 13, 2018, the Board adopted the KLX Energy Services Holdings, Inc. 2018 Deferred Compensation Plan (the “KLX Energy Services Deferred Compensation Plan”).  Unless otherwise specified with respect to a particular employee, participants may defer up to 75% of their base salary and up to 100% of other types of compensation.  The plan is available to certain highly compensated employees of the Company.

Eligible Employee Deferrals.  Eligible employee deferrals may be paid at retirement or earlier separation from service or on a specified date or dates and, subject to the terms and conditions of the plan, participants may specify a payment schedule for amounts deferred (if no schedule is specified, the payment schedule will be a single lump sum). Participant deferrals are 100% vested at all times to the extent the compensation being deferred is vested pursuant to the terms under which the compensation was granted.

Company Contributions.  The Company may, from time to time in its sole and absolute discretion, credit Company contributions to any participant in any amount determined by the Company.  Unless otherwise specified, Company contributions will vest in equal installments over a three year period.  In addition, unless otherwise specified, a participant will fully vest in all Company contributions upon retirement (as defined in the plan), a separation from service without cause (as defined in the plan), death, a change in control (as defined in the plan) and meeting the requirements of a disability (as defined in the plan).

Benefits.  Upon a participant’s separation from service due to retirement, the participant is entitled to receive the sum of all of his or her retirement account balances, payable seven months after the separation, payable in a lump sum or over a two to 15 year period.  Upon a participant’s separation from service for reasons other than death or retirement, the participant is entitled to receive the sum of all of his or her retirement account balances, payable in a single lump sum seven months after the separation.  If the participant established a specified date account, he or she is entitled to receive the specified date account balance payable in a single lump sum (or annual installments over a period of two to five years) in the month following the month designated by the participant (seven months following a separation in the case of an earlier separation from service).  If the participant dies, his or her beneficiary is entitled to receive the vested portion of his or her total account balance, payable in a single lump sum the following month.  If a participant experiences an unforeseeable emergency, the plan administrator in its discretion may pay all or any portion of the vested account.

Change in Control.  Notwithstanding any other predetermined payment schedule, upon a change in control (as defined in the plan), all participants are entitled to a benefit in a single lump sum equal to the vested portion of the participant’s total account balance, payable in the month following the month in which the change in control occurred.  The term “change in control” is defined in the plan and means, generally, (i) the date on which any one person or group acquires more than 50% of the total fair market value or total voting power of the stock of the Company, (ii) the date on which either a person or group acquires 30% of the total voting power of the stock of the Company or a majority of the directors is replaced during any 12-month period by directors not endorsed by the Board, but only if no other corporation is a majority stockholder of the Company, or (iii) the date on which any one person or group acquires assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of the assets of the Company.

Investments.  The plan administrator will determine investment options.  Participants will specify an investment allocation for each of his or her accounts.  Each account will be adjusted to reflect the investment option for each portion of the account allocated to such option.

The foregoing description of the KLX Energy Services Deferred Compensation Plan is qualified by reference to the full text of the KLX Energy Services Deferred Compensation Plan, which has been filed as an exhibit to this Form 8-K and is incorporated herein by reference.

KLX Energy Services Holdings, Inc. Non-Employee Directors Stock and Deferred Compensation Plan

On September 13, 2018, the Board approved, and the sole stockholder of the Company adopted, the KLX Energy Services Holdings, Inc. Non-Employee Directors Stock and Deferred Compensation Plan (the “KLX Energy Services Non-Employee Directors Stock and Deferred Compensation Plan”).  An aggregate of up to 300,000 shares of common stock of the Company may be delivered pursuant to the plan.

Deferrals.  Subject to the terms and conditions of the plan, each non-employee director may elect to defer his or her eligible compensation for any calendar year.  Eligible compensation includes retainer and/or meeting fees for services as a director, which may be payable in cash or shares of common stock.  With respect to cash compensation, a director may elect, in lieu of cash, to receive such compensation in shares of common stock, to defer such compensation in a cash account or to defer such compensation in a stock unit account (or any combination thereof).  With respect to equity compensation, a director may elect, in lieu of common stock, to defer all or a portion of such compensation in a stock unit account.  The portion of eligible compensation subject to deferral or payment in shares of common stock is limited to increments of 25%, 50%, 75% and 100%.

Earnings on Cash Accounts.  If an eligible director has made an election to defer the receipt of his or her compensation in cash, each quarter the participant’s cash account will be credited with earnings reasonably determined by the plan administrator to be allocable to such account.

Stock Unit Accounts.  If an eligible director has made an election to defer the receipt of his or her stock or cash compensation in a stock unit account, participants are not entitled to any voting or other stockholder rights with respect to units granted or credited under the plan, but each quarter a participant’s stock unit account will be credited with additional units equal to the amount of dividends paid during the quarter on a number of shares equal to the aggregate number of stock units in the stock unit account divided by the average fair market value of a share of common stock as of the applicable crediting date.

Benefits.  All units or other amounts credited to a participant’s account are at all times fully vested and not subject to a risk of forfeiture.  In the event of a Change in Control (as defined in the plan), or in the event that a participant ceases to serve as a director of the Company, the crediting of amounts to a cash account and the crediting of units to a stock unit account will be accelerated to the date of the Change in Control or termination of service.

The term “Change in Control” is defined in the plan and means, generally, (i) the date on which any one person or group acquires more than 50% of the total fair market value or total voting power of the stock of the Company, (ii) the date on which either a person or group acquires 30% of the total voting power of the stock of the Company or a majority of the directors is replaced during any 12-month period by directors not endorsed by the Board, but only if no other corporation is a majority stockholder of the Company, or (iii) the date on which any one person or group acquires assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of the assets of the Company.

Term and Termination.  The Board may terminate or discontinue the plan at any time, and the plan will automatically terminate upon a Change in Control.  No benefits will accrue in respect of eligible compensation earned after a discontinuance or termination of the plan.

The foregoing description of the KLX Energy Services Non-Employee Directors Stock and Deferred Compensation Plan is qualified by reference to the full text of the plan, which has been filed as an exhibit to this Form 8-K and is incorporated herein by reference.

KLX Energy Services Holdings, Inc. Employee Stock Purchase Plan

On September 13, 2018, the Board adopted, and the sole stockholder of the Company approved, the KLX Energy Services Holdings, Inc. Employee Stock Purchase Plan (the “KLX Energy Services Employee Stock Purchase Plan”).  The plan is intended to provide a method by which eligible employees of the Company may use voluntary, systematic payroll deductions to purchase shares of common stock of the Company at a discount, in compliance with the provisions of Section 423 of the Internal Revenue Code of 1986, as amended, and the regulations and guidance promulgated thereunder.  Under the plan, there is available up to 200,000 shares of common stock for sale pursuant to the exercise of options granted under the plan.  In general options cannot be granted to an employee in an amount in excess of $25,000 in any calendar year (or $12,500 in any option period).

Participation.  Each plan year will contain two option periods of six-month duration, from January 1 to June 30 and from July 1 to December 31.  Each eligible employee on the first day of an option period may elect to participate in the plan for such option period.  Participants must request withholding in one percent (1%) increments at a rate of not less than 2% or more than 15% of the participant’s compensation by means of equal payroll deductions over the option period.

Option Grant.  Each person who is a participant on the first day of an option period will be granted an option for such period.  The option will be for the number of shares of common stock determined by dividing (i) the balance in the participant’s withholding account on the last day of the option period by (ii) the purchase price per share of common stock, which will be 85% of the fair market value of the common stock at the time at which the option is exercised.

Exercise of Options.  Each employee who is a participant in the plan on the last day of an option period will be deemed to have exercised, on the last day of the option period, the option granted for that option period.  Upon such exercise, the balance of the participant’s withholding account will be applied to the purchase of shares of common stock at the purchase price described above.

Termination of Employment.  Upon the termination of a participant’s service with the Company, he or she will cease to be a participant in the plan, any option held under the plan will be deemed cancelled, the balance of the participant’s withholding account will be returned to the participant, and the participant will have no further rights under the plan.

The foregoing description of the KLX Energy Services Employee Stock Purchase Plan is qualified by reference to the full text of the plan, which has been filed as an exhibit to this Form 8-K and is incorporated herein by reference.

Medical Care Reimbursement Plan for Executives of KLX Energy Services Holdings, Inc.

On September 13, 2018, the Board adopted the Medical Care Reimbursement Plan for Executives of KLX Energy Services Holdings, Inc.  The purpose of the plan is to reimburse eligible executives and their dependents for medical care expenses not reimbursed by any other plan or arrangement.

Eligibility.  An executive that is enrolled in a health plan sponsored by the Company will be eligible to participate in the plan at such times as designated by the benefits committee appointed by the Board.  An executive’s participation in the plan will cease upon the earlier of termination of his or her employment with the Company or termination of his or her participation in the Company’s health plan, and the balance of his or her reimbursement account will be forfeited.

Benefits.  Each participant is entitled to receive, for each plan year, reimbursement of medical care expenses which are incurred by the participant and his or her dependents during the plan year and which are not fully reimbursed under the Company’s otherwise applicable health plan.  A participant’s right to receive reimbursement of expenses during a plan year is limited to 10% of the participant’s base salary.

The foregoing description of the Medical Care Reimbursement Plan for Executives of KLX Energy Services Holdings, Inc. is qualified by reference to the full text of the plan, which has been filed as an exhibit to this Form 8-K and is incorporated herein by reference.

KLX Energy Services Holdings, Inc. Executive Retiree Medical and Dental Plan

On September 13, 2018, the Board adopted the KLX Energy Services Holdings, Inc. Executive Retiree Medical and Dental Plan.  The purpose of the plan is to provide medical and dental coverage for a group of retired executives of the Company and their dependents.

Eligibility.  Eligible retirees include (1) a former employee who was employed by the Company in one of certain specified senior positions and who has at least 10 years of service when his or her employment is terminated, (2) an employee in one of the specified senior positions, employed at the time there is a Change of Control (as defined in the plan), whether or not he or she has 10 years of service, who ceases to be employed within six months of the change of control because he or she is involuntarily terminated or resigns, (3) an employee in one of the specified senior positions, pursuant to the change of control terms of his or her employment agreement, whether or not he or she has 10 years of service, and (4) any former employee who was employed by the Company and is determined in the plan administrator’s discretion to be eligible for the plan.  For all purposes under the plan, a “year of service” means a computation period during which the employee completes at least 1,000 hours of service with the Company or its predecessor, or an affiliate of the Company.

Participation.  A retiree will commence participation in the plan on the date of such person’s retirement from the Company.  A participant can continue to participate in the plan as long as the applicable quarterly premiums are paid until he or she becomes eligible for Medicare.

Benefit.  The plan provides medical and dental benefits under and as set forth in the Company’s medical and dental plans.  For the elected medical and dental coverage, a retiree and his or her eligible dependents must pay the entire premium cost for their elected coverage.  The plan provides the same coverage that the Company provides for its active employees and their eligible dependents.

Change of Control.  If there is a Change of Control, the Company and its successor cannot change the terms of the plan or eliminate the plan as to any individual who is a retiree or eligible dependent as of the date of the Change of Control or any individual who becomes a retiree or eligible dependent following the change of control, and no changes made within 6 months prior to the Change of Control will be effective as to such individuals.

The foregoing description of the KLX Energy Services Holdings, Inc. Executive Retiree Medical and Dental Plan is qualified by reference to the full text of the plan, which has been filed as an exhibit to this Form 8-K and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the Spin-Off, on September 13, 2018, KLX Energy Services adopted its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”) and Amended and Restated Bylaws (the “Amended and Restated Bylaws”).  A description of certain terms of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws is included under “Description of Capital Stock” in the Form 10 and is incorporated by reference herein.  The description is qualified in its entirety by reference to the terms of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws, which have been filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

On September 13, 2018, KLX Energy Services held a special meeting of its sole stockholder.  At that meeting, KLX Inc., as the sole stockholder of KLX Energy Services, voted in favor of (a) the adoption of the Amended and Restated Certificate of Incorporation, (b) the adoption of the Amended and Restated Bylaws, (c) the election of Amin J. Khoury, John T. Collins, Peter V. Del Presto, Richard G. Hamermesh, Benjamin A. Hardesty, Stephen M. Ward, Jr., Theodore L. Weise, and John T. Whates, Esq. as directors of KLX Energy Services, (d) the division of the Board into three classes, (e) the adoption of the KLX Energy Services LTIP, the KLX Energy Services Non-Employee Directors Stock and Deferred Compensation Plan and the KLX Energy Services Employee Stock Purchase Plan, (f) the grants of restricted stock to Amin J. Khoury, Thomas P. McCaffrey and Gary Roberts and (g) the execution of the Registration Rights Agreements with Amin J. Khoury and Thomas P. McCaffrey.

Item 9.01. Financial Statements and Exhibits

(d)          Exhibits

Exhibit No.	Description of Exhibits

2.1

Distribution Agreement, dated as of July 13, 2018, by and among KLX Inc., KLX Energy Services Holdings, Inc. and KLX Energy Services LLC (incorporated by reference to Exhibit 2.1 to KLX Inc.’s Current Report on Form 8-K (File No. 001-36610) filed with the SEC on July 17, 2018)

2.2

Employee Matters Agreement, dated as of July 13, 2018, by and among KLX Inc., KLX Energy Services Holdings, Inc. and KLX Energy Services LLC (incorporated by reference to Exhibit 2.2 to KLX Inc.’s Current Report on Form 8-K (File No. 001-36610) filed with the SEC on July 17, 2018)

2.3

Transition Services Agreement, dated as of July 13, 2018, by and among KLX Inc. and KLX Energy Services Holdings, Inc. (incorporated by reference to Exhibit 2.4 to KLX Inc.’s Current Report on Form 8-K (File No. 001-36610) filed with the SEC on July 17, 2018)

2.4

IP Matters Agreement, dated as of July 13, 2018, by and among KLX Inc. and KLX Energy Services Holdings, Inc. (incorporated by reference to Exhibit 2.3 to KLX Inc.’s Current Report on Form 8-K (File No. 001-36610) filed with the SEC on July 17, 2018)

3.1

Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-227321) filed with the Commission on September 13, 2018)

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-8 (File No. 333-227321) filed with the Commission on September 13, 2018)

10.1

Credit Agreement, dated as of August 10, 2018, by and among KLX Energy Services Holdings, Inc., the several Lenders and JPMorgan Chase Bank, N.A. as Administrative Agent and Collateral Agent (incorporated by reference to Exhibit 10.10 to the Registrant’s Registration Statement on Form 10 (File No. 001-38609) filed with the Commission on August 15, 2018)

10.2	Guaranty, dated September 14, 2018, of KLX Energy Services LLC and KLX RE Holdings LLC

10.3	Letter Agreement, dated September 14, 2018, between Amin J. Khoury and KLX Energy Services Holdings, Inc.

10.4	Letter Agreement, dated September 14, 2018, between Thomas P. McCaffrey and KLX Energy Services Holdings, Inc.

10.5	Consulting Agreement, dated September 14, 2018, between Amin J. Khoury and KLX Energy Services Holdings, Inc.

10.6	Amended and Restated Employment Agreement, dated September 14, 2018, between Gary J. Roberts and KLX Energy Services Holdings, Inc.

10.7

KLX Energy Services Holdings, Inc. Long-Term Incentive Plan (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-227321) filed with the Commission on September 13, 2018)

10.8

KLX Energy Services Holdings, Inc. 2018 Deferred Compensation Plan (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-227327) filed with the Commission on September 13, 2018)

10.9

KLX Energy Services Holdings, Inc. Non-Employee Directors Stock and Deferred Compensation Plan (incorporated by reference to Exhibit 4.5 to the Registrant’s Registration Statement on Form S-8 (File No. 333-227321) filed with the Commission on September 13, 2018)

10.10

KLX Energy Services Holdings, Inc. Employee Stock Purchase Plan (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-8 (File No. 333-227321) filed with the Commission on September 13, 2018)

10.11	Medical Care Reimbursement Plan for Executives of KLX Energy Services Holdings, Inc.

10.12	KLX Energy Services Holdings, Inc. Executive Retiree Medical and Dental Plan

10.13

Form of KLX Energy Services Holdings, Inc. Restricted Stock Award Agreement (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8 (File No. 333-227321) filed with the Commission on September 13, 2018)

10.14

Form of KLX Energy Services Holdings, Inc. Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-8 (File No. 333-227321)filed with the Commission on September 13, 2018)

10.15	Registration Rights Agreement, dated September 14, 2018, between KLX Energy Services Holdings, Inc. and Amin J. Khoury

10.16	Registration Rights Agreement, dated September 14, 2018, between KLX Energy Services Holdings, Inc. and Thomas P. McCaffrey

99.1	Press Release, dated September 17, 2018, Regarding the Consummation of the Spin-Off

99.2

Information Statement of KLX Energy Services Holdings, Inc., dated August 24, 2018 (incorporated by reference to Exhibit 99.1 to KLX Energy Services Holdings, Inc.’s Amendment No. 2 to Form 10 dated August 24, 2018, filed with the Securities and Exchange Commission on August 24, 2018 (File No. 001- 38609))

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 19, 2018

KLX ENERGY SERVICES HOLDINGS, INC.

By:	/s/ Thomas P. McCaffrey
Name: Thomas P. McCaffrey
Title: Senior Vice President and Chief Financial Officer